AMENDED AND RESTATED

                                   BY LAWS OF

                               COFFEEAM.COM, INC.

                                   ARTICLE ONE

                                     Offices

1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the corporation may require or make desirable.

                                   ARTICLE TWO

                             Shareholder's Meetings

2.1 Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the registered office of the Corporation.

2.2 Annual Meetings. The annual meeting of the shareholders shall be held each year upon a call by the President of the Corporation for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3 Substitute Annual Meeting. If the annual meeting is not held on the day designated in Section 2.2, any business, including election of directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent shareholders' meeting held pursuant to these By-Laws or to a court order requiring a substitute annual meeting.

2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President, the Board of Directors, or by the holders of ten (10%) percent or more of all the shares entitled to vote.

2.5 Notice of Meetings. Unless waived as contemplated in Section 6.2 or by attendance at the meeting for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders' meeting, stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be sent by first class mail, postage prepaid to each shareholder at his address as it appears on the stock transfer books of the Corporation. In the case of an annual or substitute meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes of the meeting constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.6 Voting List. For each meeting of shareholders the Corporation will cause to be prepared a complete alphabetical list of shareholders entitled to vote at such meeting, with the address of and the number of shares held by each. This list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The foregoing list shall not have to be prepared where the record of shareholders is presented and shows in alphabetical order or by alphabetical index, and by classes or series, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each.

                                                                     Exhibit 3.2
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2.7 Quorum.  At the meetings of the shareholders  the presence,  in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation or by these By-Laws. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.8 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.9 Proxies. A shareholder entitled to vote pursuant to Section 2.8 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned, it must be submitted to the Secretary of the shareholders' meeting for examination or to the proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer of committee, shall determine the validity or invalidity of any proxy submitted, and reference of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.10 Presiding Officer. The Chairman of the Board of Directors, or in his absence, the President, shall serve as a Chairman of every shareholders' meeting unless some other person is elected to serve as Chairman by a majority vote of the shares represented at the meeting. The Chairman shall appoint such persons as he deems required to assist with the meeting.

2.11 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented by the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.12 Action of Shareholders Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by such of the shareholders who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized; provided, the Secretary shall provide written notice within ten (10) days of such action to those shareholders on the record date whose shares were not represented on the written consent.

                                  ARTICLE THREE

                             The Board of Directors

3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as may be established pursuant to these By-Laws. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.2 Number, Election and Term of Office. The number of directors of the Corporation shall be not less than one nor more than ten unless changed by resolution of the shareholders from time to time; provided, however, the

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number of directors  shall at all times be in compliance  with O.C.G.A.  Section
14-2-803, as it may be amended. The number of directors may be fixed or changed from time to time, within the minimum and the maximum, by the Board of Directors. Except as provided in Section 3.4, the directors shall be elected by the affirmative vote of a majority of the stock represented at the annual meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.3 Removal. Any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

3.4 Vacancies. A vacancy occurring in the Board of Directors, except by reason of removal of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

3.5 Chairman of the Board and Vice Chairman of the Board. There may be both a Chairman and a Vice Chairman of the Board of Directors elected by the Board of Directors. The Chairman or, in his absence, the Vice Chairman, shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

3.6 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the shareholders. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors for services rendered in that other capacity.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, or in his absence by the Secretary of the Corporation, or by any two directors in office at that time.

4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings, or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation. Unless waived as contemplated in
Section 6.2, the Chairman or Secretary of the Corporation or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) days before the date of the meeting, or by telephone or telegram at least three (3) days before the date of the meeting. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

4.5 Quorum. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business. In no case shall less than one-third of the total number of directors constitute a quorum.

4.6 Vote Required for Action. Except as otherwise provided in this section or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. The vote of a majority of the number of directors fixed pursuant to these By-Laws shall be required to adopt a resolution constituting an Executive Committee. The vote of two-thirds of the directors is required to adopt a resolution dissolving the Corporation without action by the shareholders. Adoption, amendment and repeal of a


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By-Law is provided  for in Article  Twelve of these  By-Laws.  Vacancies  in the
Board of Directors may be filled as provided in Section 3.4 of these By-Laws.

4.7 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto shall be signed by all the directors or members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Board or committee.

4.8 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                  ARTICLE FIVE

                                   Committees

5.1 Appointment of Executive Committee. The Board of Directors may by resolution adopted by a majority of the full Board of Directors appoint an Executive Committee of not less than three (3) directors, which Executive Committee shall to the extent provided in such resolution have all of the powers and authority of the Board of Directors, except as otherwise provided by law. Such Executive committee shall not have the power to amend or repeal any resolution of the Board of Directors which by its terms is not subject to amendment or repeal by the Executive Committee.

5.2 Procedures of Executive Committee. The Executive Committee shall meet from time to time on call of the President or of any two or more members of the Executive Committee. Meeting of the Executive Committee may be held at such place or places as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

5.3 Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more additional committees, each committee to consist of two (2) or more directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided by law, as may be determined from time to time by resolution of the Board of Directors. Each of such committees shall call and hold meetings, adopt rules of procedure, maintain records, and report to the Board of Directors in the manner provided for the Executive Committee in Section 5.2.

5.4 Action by Committees. The Executive Committee and any other committees designated by the Board of Directors shall act by a majority vote of their members.

5.5 Alternative Members. The Board of Directors, by resolution adopted in accordance with Section 5.1, may designate one or more directors as alternate members of any such committee, who may act in the place of any absent member or members at any meeting of such committee.

                                   ARTICLE SIX

                                Notice and Waiver

6.1 Procedure. Except as otherwise specifically provided in these By-Laws, whenever under the provisions of these By-Laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice, but such notice may be given by personal delivery, by radio, telegraph or telegram, or by mail by


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depositing the same in a post office or letter box, in a postage  prepaid sealed envelope addressed to the shareholder or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be transmitted or mailed.

6.2 Waiver. Whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                  ARTICLE SEVEN

                                    Officers

7.1 Number. The officers of the Corporation may consist of a President, a Secretary and a Treasurer, and may consist of one or more Vice Presidents (as determined and designated by the Board of Directors). The Board of Directors shall from time to time create and establish the duties of such other officers or assistant officers as they deem necessary for the efficient management of the Corporation.

7.2 Election and Term. All elected officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected or appointed and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

7.3 Compensation. The compensation of all elected officers of the Corporation shall be fixed by the Board of Directors.

7.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority vote of the entire Board of Directors whenever in its judgment the best interests of the Corporation and it will be served thereby.

7.5 Vacancies. In the event of a vacancy in any elected office, however occurring, the senior officer shall call a meeting of the Board of Directors who shall elect a successor.

7.6 President. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the
Corporation. He may execute, with any other proper officer, certificates for shares, deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the Corporation. He or his designee shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

7.7 Executive Vice President and Vice Presidents. The Executive Vice President shall, in the absence or disability of the President, or at the direction of the Chairman of the Board of Directors or the President, perform the duties and exercise the powers of the Chairman of the Board or the President, including the execution of contracts and agreements. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

7.8 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these By-Laws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.

7.9 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

7.10 Assistant Secretary and Treasurer. The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those


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offices,  and they shall,  in  general,  perform  such other  duties as shall be assigned to them by the Board of Directors. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

7.11 Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE EIGHT

                                    Dividends

8.1 Time and Conditions of Declaration. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property, only out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year or the next preceding fiscal year.

8.2 Reserves. Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus or current net earnings of the Corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the Corporation.

8.3 Share Dividends-Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the Corporation out of any treasury shares that have been reacquired out of the surplus of the Corporation.

8.4 Share Dividends-Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Corporation out of any unreserved and unrestricted surplus of the Corporation provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

8.5 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Article.

                                  ARTICLE NINE

                                     Shares

9.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the articles of incorporation of the Corporation. The Board of Directors may authorize the increase or decrease of the number of issued and outstanding shares of the Corporation within the maximum authorized by the articles of incorporation and the minimum requirements of Georgia Law.

9.2 Share Certificates. Interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the President and the Secretary or any Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is


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issued,  such  certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or who facsimile signature shall have been used thereon had not ceased to be such officer of officers.

9.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

9.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 9.6 of these By-Laws shall have been complied with.

9.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 9.4 of these By-Laws, the Corporation is under a duty to register the transfer of its shares only if:

     (a) the share certificate is endorsed by the appropriate person or persons; and

     (b) reasonable assurance is given that these endorsements are genuine and effective; and

     (c) the issuer has no duty to inquire into adverse claims or has discharged any such duty; and

     (d) any applicable law relating to the collection of taxes has been complied with; and

     (e)    the transfer is in fact rightful or is to a bona fide purchaser.

9.6 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation and/or the transfer agent and registrar of such share certificate a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

9.7 Closing of Stock Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to close the stock transfer books of the Corporation for a stated period not exceeding fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

9.8 Fixing of Record Date. In lieu of closing the stock transfer books, as provided in Section 9.7 of these By-Laws, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty (50) days (and, in the case of a shareholders meeting, not less than ten (10) days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

9.9 Record Date if None Fixed. If the stock transfer books are not closed and no record date is fixed, as provided in Sections 9.7 and 9.8 of these By-Laws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders is to be taken.

                                   ARTICLE TEN

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                                 Indemnification

10.1 Actions Not By or In the Right of the Corporation. Under the circumstances prescribed in Sections 10.3 and 10.4 of these By-Laws, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, and reasonable cause to believe that his conduct was unlawful.

10.2 Actions By or In the Right of the Corporation. Under the circumstances prescribed in Sections 10.3 and 10.4 of these By-Laws, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

10.3 Indemnification Where Director or Officer Successfully Defends Action. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2 of these By-Laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by him in connection therewith.

10.4  Determinations  Required  Prior to  Indemnifying.  Except as  provided  in
Section 10.3 of these By-Laws and except as may be ordered by a court, any indemnification under Sections 10.1 and 10.2 of these By-Laws shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by a firm of independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

10.5 Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these By-Laws.

10.6 General. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which the persons shall become entitled; and the indemnification rights created by these By-Laws or otherwise shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is


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a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would be obligated to or would have the power to indemnify him against such liability under the provisions of these By-Laws.

10.8 Notice to Shareholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by a court order, action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                 ARTICLE ELEVEN

                                  Miscellaneous

11.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

11.2 Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the corporation shall be from December 31.

11.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

11.4 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                 ARTICLE TWELVE

                                   Amendments

12.1 Power to Amend By-Laws. The Board of Directors shall have the power to alter, amend or repeal these By-Laws or adopt new By-Laws, but any By-Laws adopted by the Board of Directors may be altered, amended or repealed, and new By-Laws adopted by the shareholders. The shareholders may prescribe that any By-Law or By-Laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

12.2 Conditions. Action taken by the shareholders with respect to By-Laws shall be taken by an affirmative vote or a majority of all shares entitled to elect directors, and action by the directors with respect to By-Laws shall be taken by affirmative vote of a majority of all directors then holding office.


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